EXHIBIT 99.1

Statement Under Oath Of Principal Executive Officer
And Principal Financial Officer Regarding Facts
And Circumstances Relating To Exchange Act Filings

I, John T. Chambers, President and Chief Executive Officer of Cisco Systems, Inc. (the “Company”), state and attest that:

(1)   To the best of my knowledge, based upon a review of the covered reports of the Company, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)   I have reviewed the contents of this statement with the Company’s Audit Committee.

(3)   In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended July 27, 2002 filed with the Securities and Exchange Commission on September 18, 2002.

•	All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	Any amendments to any of the foregoing.

/s/ John T. Chambers John T. Chambers	Subscribed and sworn to before me this 18th day of September 2002
September 18, 2002
/s/ K.E. Gilmore
Name: K.E. Gilmore Notary Public My Commission Expires: March 6, 2005